Exhibit 24
Power of Attorney
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc Grandisson and François Morin as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign Arch Capital Group Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2021 and any and all amendments and supplements thereto, and to file the same with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Marc Grandisson Marc Grandisson	Chief Executive Officer (Principal Executive Officer)	February 25, 2022
/s/ François Morin François Morin	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Treasurer	February 25, 2022
/s/ John M. Pasquesi John M. Pasquesi	Chairman of the Board	February 25, 2022
/s/ John L. Bunce, Jr. John L. Bunce, Jr.	Director	February 25, 2022
/s/ Eric W. Doppstadt Eric W. Doppstadt	Director	February 25, 2022
/s/Francis Ebong Francis Ebong	Director	February 25, 2022
/s/ Laurie S. Goodman Laurie S. Goodman	Director	February 25, 2022
/s/ Moira Kilcoyne Moira Kilcoyne	Director	February 25, 2022
/s/ Eileen Mallesch Eileen Mallesch	Director	February 25, 2022
/s/ Louis J. Paglia Louis J. Paglia	Director	February 25, 2022
/s/ Brian S. Posner Brian S. Posner	Director	February 25, 2022
/s/ Eugene S. Sunshine Eugene S. Sunshine	Director	February 25, 2022
/s/ John D. Vollaro John D. Vollaro	Director	February 25, 2022
/s/ Thomas R. Watjen Thomas R. Watjen	Director	February 25, 2022